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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                                ----------------
                                November 7, 2002




                              AMEN Properties, Inc.
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             (Exact name of registrant as specified in its Charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


                                    00-22847
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                            (Commission File Number)


                                   54-1831588
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                        (IRS Employer Identification No.)


                         303 W. Wall Street, Suite 1700
                              Midland, Texas 79701
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               (Address of principal executive offices) (Zip Code)


                                 (915) 684-3821
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              (Registrant's telephone number, including area code)


                                       NA
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          (Former Name of Former Address, if Changed Since Last Report)


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

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
                                    FORM 8-K


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On November 7, 2002, AMEN Properties, Inc. (the "Company") announced that on October 31, 2002, it entered into an Agreement and Transfer of Limited Partnership Interest ("the Agreement') with certain limited partners ("the Selling Partners") of TCTB Partners, Ltd. ("TCTB"). Pursuant to the Agreement, the Selling Partners agreed to sell their limited partnership interest ("the LP Interest") in TCTB to the Company effective October 1, 2002, resulting in the Company acquiring 64.86248% of TCTB.

The assets of TCTB are two secondary office market properties in Midland and Lubbock, Texas, collectively referred to as "the Properties". The twenty-four-story Midland property was constructed in 1977 and encompasses 329,178 rentable square feet and is currently 80% occupied. It also includes a 17-lane drive through bank and a 900 space-parking garage. The average lease term is 4 years and the major tenant is Bank of America. The Lubbock property was built in 1966 and is a fifteen story high rise with 210,659 rentable square feet, a 214 space parking garage, and is currently 85% occupied. Wells Fargo Bank is the primary tenant and the average tenant lease term is 7 years.

The value of the LP Interest is supported through the financial statements of the Properties for the years ended December 31, 2000 and 2001, as audited by the CPA firm of Johnson Miller & Co. of Midland, TX, as well as current market appraisals dated May 14, 2002 completed by unaffiliated Real Estate Research Corporation (RERC) of Houston, TX ("the Appraisals"). RERC was hired by Wells Fargo RETECHS from Houston, TX to independently appraise the Properties as required pursuant to recent refinancing. These Appraisals were self-contained reports that complied with the reporting requirements set forth in Standards Rule 2-2 of the Uniform Standards of Professional Appraisal Practice.

The Appraisals valued the Properties at $13.9 million on May 14, 2002. The agreed upon net value of 100% of the LP Interest on October 1, 2002 was $7.3 million, which included a $13.8 million valuation of the Properties, less $6.5 million in existing non-recourse debt ("the Wells Fargo Note"). The Company purchased the Selling Partners LP Interest for $4,734,961, or 64.86248% of the agreed upon net value of $7.3 million. The Company funded the acquisition with $1,945,874 in cash and the creation of $2,789,087 in Promissory Notes between the Company and the Selling Partners ("the TCTB Notes").

The TCTB Notes totaling $2,789,087 stipulate a floating interest rate of 15 basis points above the Prime Lending Rate as published in the Wall Street Journal, beginning at 4.9% and never to exceed 6%. The interest rate will be adjusted every October 1, beginning October 1, 2003. The TCTB Notes are payable in consecutive annual installments, the first of which is due and payable on or before April 1, 2005, and one of which becomes due and payable on or before the same day of each succeeding year until the entire unpaid principal balance and all accrued and unpaid interest is fully paid. The amount of each annual payment is based upon the Net Operating Loss Benefit realized by the Company, defined as the dollar value of the federal income tax benefit to the Company in utilizing the existing Net Operating Loss as defined in the Internal Revenue Service Code. Therefore, the first payment will be made by the Company on April 1, 2005 and will be related to the 2004 fiscal year Net Operating Loss Benefit. If the TCTB Notes are not paid prior to the expiration of the Wells Fargo Note, they become due and payable in conjunction with the Wells Fargo Note on May 31, 2009.

The Wells Fargo Note of $6,500,000 is non-recourse to the TCTB limited partners and bears interest of 7.23% and has a 20-year amortization that balloons on May 31, 2009.

Eric Oliver, Chairman and Chief Executive Officer of the Company, and Jon Morgan, President and Chief Operating Officer of the Company, either directly or beneficially own interest in TCTB. Mr. Morgan is also President of TCTB Company, Inc., the general partner controlling TCTB. As a result of the transaction, Mr. Oliver is selling all his LP Interest in TCTB totaling 7.94% (which he owns beneficially via a 50% ownership in Brabeck Partners, Ltd.), for $251,617 in cash and a TCTB Note for $341,670. Mr. Morgan is selling all his LP Interest in TCTB totaling 10.54% for $290,534 cash and a TCTB Note for $453,233. The transaction resulted in a profit to both Mr. Oliver and Mr. Morgan. Both Mr. Oliver and Mr. Morgan are retaining their proportionate share of their general partnership interest in TCTB Company, Inc. Assuming the conversion of their interest in the Company's Preferred A and B stock, Mr. Oliver and Mr. Morgan beneficially own 9.7% and 8.0%, respectively, of the outstanding shares of the Company. In addition, other preferred and common shareholders of the Company sold their 21.14% total LP Interest in TCTB to the Company for approximately $620,000 in cash and TCTB Notes of approximately $900,000.

The complete text of the press release incorporating the Item 2 and Item 5 events herein disclosed, is provided herein as Exhibit 99.1.


ITEM 5. OTHER

The Company previously announced that it received notification of delisting from Nasdaq due to the Company's noncompliance with the minimum $1.00 bid price per share requirement set forth in Marketplace Rule 4310(c)(4). In a press release dated November 7, 2002, the Company disclosed that on October 15, 2002, it had requested and was granted an oral hearing before a Nasdaq Listing Qualifications Panel to appeal and review the Staff Determination. Under Nasdaq Marketplace Rules, the hearing request has stayed the delisting of the Company's common stock pending the Panel's decision after the November 21, 2002 hearing.

The complete text of the press release incorporating the Item 2 and Item 5 events herein disclosed, is provided herein as Exhibit 99.1.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired.

     Pursuant to the instructions to Item 7 of Form 8-K, the financial information required by Item 7(a) will be filed by Amendment within 60 days of the date of this filing.

(b)  Pro Forma Financial Information.

     Pursuant to the instructions to Item 7 of Form 8-K, the financial information required by Item 7(b) will be filed by Amendment within 60 days of the date of this filing.

(c)  Exhibits

     99.1 Press release of AMEN Properties, Inc. dated November 7, 2002, titled "AMEN Properties, Inc. Announces Completion of Asset Acquisition and Status of Nasdaq Delisting Process "




EXHIBIT INDEX

EXHIBIT NO.      DOCUMENT DESCRIPTION
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  99.1           Press release of AMEN Properties, Inc. dated November 7, 2002, titled "AMEN Properties, Inc. Announces Completion of Asset
                 Acquisition and Status of Nasdaq Delisting Process "






SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              AMEN Properties, Inc.

Date: November 7, 2002        By: /s/ Eric Oliver
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                                  Eric Oliver
                                  Chairman of the Board of Directors and
                                  Chief Executive Officer